EXHIBIT 31(1)

                                  CERTIFICATION

                                       OF

                             CHIEF EXECUTIVE OFFICER

                                       AND

                             CHIEF FINANCIAL OFFICER

                        PURSUANT TO U.S.C. SECTION 1350.

                         ADOPTED PURSUANT TO SECTION 302

                        OF THE SARBANES-OXLEY ACT OF 2003

      I, Robert S. Benou, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of Conolog Corporation;

      2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

      3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

      4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

            a) Designed such disclosure controls and procedures, or caused such internal disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particular during the period which this report is being prepared;

            b) Evaluated the effectiveness of the small business issuer disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the
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disclosures controls and procedures, as of the end of the period covered by this quarterly report on such evaluation; and

            c) Disclosed in this report any change in the small business issuer's internal financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the small business issuer's internal control over the financial reporting; and The small business issuer registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of registrant's board of directors (or persons performing the applicable equivalent functions):

            d) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonable likely to adversely affect the small business issuer's ability to record, process, summarize and report information; and any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's over financial reporting.

      5. I have indicated in this quarterly report whether or not there are significant changes in internal controls or in factors that could significantly affect internal controls subsequent to the date of our most recent evaluation including any corrective action or regard to significant deficiencies and material weaknesses.


Date: December 15, 2003                  By: /s/ ROBERT S. BENOU
                                            --------------------
                                            Robert S. Benou
                                         Chairman, Chief Executive Officer and
                                         Chief Financial Officer